UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant  [  ]

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to §240.14a-12

MANNING & NAPIER FUND, INC.

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Manning Rep Talking Points for Fee Restructure 12b-1 Proxy

Salutation

In the coming days, Class S shareholders of the funds listed below will receive a copy of the attached proxy statement, which requests approval of a 12b-1 Plan and implementation of a 12b-1 fee on the Class S shares of those funds. This shareholder proxy is a crucial component of our Fee Restructure initiative, which will reduce fees on some funds, and increase the range of share classes and pricing we are able to offer clients in an evolving marketplace.

To reach a quorum and successful vote quickly, and minimize shareholder disruption, we will be providing you with a short list of your largest client/advisor relationships in these funds. We ask that you please reach out and request they vote FOR the proposal. Reaching a quorum in mutual fund proxies is often challenging; we need your help to get us over the finish line.

The following are high-level talking points when discussing the proxy with clients or advisors. Full details of the proposal are included in the proxy statement, which also includes a frequently asked questions section near the beginning.

Talking Points:

●	Shareholders are being asked to approve a 12b-1 Plan, and the adoption of a 0.25% 12b-1 fee on Class S shares of the Series listed below.

●

The proposed 12b-1 fee will not increase the cost of the Series to shareholders. The new 12b-1 fee will replace the current Shareholder Servicing fee, which on most Series is payable at the same rate as the proposed 12b-1 fee. At the same time, other changes to fees and expenses will be made that result in total expenses staying the same or decreasing.

●

The proposed 12b-1 fee can be used to pay for distribution services in addition to shareholder and/or administrative services provided by the Fund’s distributor, financial intermediaries or other organizations. In contrast, the current Shareholder Servicing fee cannot pay for distribution services.

●

Because the 12b-1 Plan provides a method of paying for distribution services, it has the potential to benefit shareholders by increasing assets of the Series, which may lead to lower expenses due to greater economies of scale and a wider range of investment opportunities.

●	The Board of Directors of the Fund unanimously approved the 12b-1 Plan and 12b-1 fee, and recommends that shareholders vote FOR the proposal.

●	Voting is easy. Shareholders can vote via internet, phone, or mail. All the information needed is provided in the proxy materials. There are no logins or passwords required.

Class S Series in Proxy:

Core Bond Series

Disciplined Value Series

Equity Income Series

High Yield Bond Series

International Series

Pro-Blend® Conservative Term Series

Pro-Blend® Moderate Term Series

Pro-Blend® Extended Term Series

Pro-Blend® Maximum Term Series

Real Estate Series

Strategic Income Moderate Series

Unconstrained Bond Series